UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 29, 2025

Annaly Capital Management Inc

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-13447	22-3479661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NLY	New York Stock Exchange
6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.F	New York Stock Exchange
6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.G	New York Stock Exchange
6.75% Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.I	New York Stock Exchange
8.875% Series J Fixed-Rate Cumulative Redeemable Preferred Stock	NLY.J	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2025, Anthony C. Green, the Chief Legal Officer, Chief Corporate Officer and Secretary and a senior member of the executive team of Annaly Capital Management, Inc. (the “Company”) notified the Company that he will be retiring after a distinguished 16 years with the Company. Effective January 1, 2026, Mr. Green will cease to serve as Chief Legal Officer, Chief Corporate Officer and Secretary and will become a Senior Advisor to the Company through March 31, 2026.

In connection with his transition to a Senior Advisor and subsequent retirement, on December 29, 2025, Mr. Green and the Company entered into a retirement and transition agreement pursuant to which he will continue to receive his current base salary through the end of his term as a Senior Advisor and will also remain eligible for his 2025 annual incentives (to be delivered partially in cash and partially in equity, consistent with the Company’s regular practice for annual incentives) based on actual 2025 performance results.

In consideration for Mr. Green’s covenants pursuant to the retirement and transition agreement, including supporting the transition and a customary release of claims in favor of the Company, following his retirement, Mr. Green will continue to vest in his equity awards that are outstanding as of the date of his retirement in accordance with the retirement provisions in the applicable award agreements, subject to certain modifications. Those modifications include the reduction of the six-month notice of retirement period set forth in the award agreements to allow Mr. Green to retire on March 31, 2026, and the elimination or replacement of restrictive covenants set forth in the award agreements relating to comparable post-employment work and non-solicitation. In further consideration for Mr. Green’s covenants pursuant to the retirement and transition agreement, upon retirement and subject to the release of claims, Mr. Green will be eligible for a lump-sum cash retirement payment equal to three months of his current base salary, which is the additional base salary he would have received if he had remained employed for the full six-month notice period. He will also be eligible for an additional lump-sum cash payment to provide funds sufficient to cover certain costs of COBRA continuation coverage until September 30, 2026.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the retirement and transition agreement, which is expected to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Item 7.01 Regulation FD Disclosure.

On December 29, 2025, the Company issued a press release regarding Mr. Green’s retirement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K for reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Annaly Capital Management Inc. on December 29, 2025.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in iXBRL (Inline eXtensible Business Reporting Language).

104	Cover page interactive data file (formatted in iXBRL in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNALY CAPITAL MANAGEMENT, INC.

By:	/s/ Serena Wolfe
Name: Serena Wolfe
Title: Chief Financial Officer

Dated: December 29, 2025